Exhibit 10.36

GUARANTY

This GUARANTY (this “Guaranty”) is executed as of October 2, 2006, by GMH COMMUNITIES TRUST (“Guarantor”), for the benefit of WACHOVIA BANK, NATIONAL ASSOCIATION (“Lender”).

W I T N E S S E T H:

WHEREAS, GMH Communities, LP, a Delaware limited partnership (“Borrower”) has become indebted, and may from time to time be further indebted, to Lender with respect to a revolving loan in the maximum principal amount of $250,000,000 (the “Loan”), $138,641,062.59 of which is being advanced on the date hereof and the remainder of which will be advanced from time to time after the date hereof in accordance with the Loan Agreement, and which is made pursuant to that certain Loan Agreement, dated of even date herewith, among Borrower and Lender (as same may be amended, restated, replaced, supplemented or otherwise modified, the “Loan Agreement”);

WHEREAS, the Loan is evidenced by that certain Promissory Note dated of even date herewith, executed by Borrower and payable to the order of Lender in the maximum principal amount of Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00) (as the same may be amended, restated, replaced, supplemented, increased, extended, split or otherwise modified, “Note”);

WHEREAS, the Guarantor is the owner of approximately 56.8% of the limited partnership interests of Borrower as of the date hereof, and through its wholly-owned subsidiary, GMH Communities GP Trust, is the owner of 100% of the general partnership interests of Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower; and

WHEREAS, as a condition to Lender’s willingness to make the Loan to Borrower, Lender has requested that Guarantor enter into this Guaranty in order to irrevocably guaranty, inter alia, the payment by Borrower of all of the indebtedness evidenced by the Note and all of the other obligations and liabilities of Borrower under the Note, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) as hereinafter provided and, in order to induce the Lender to make the Loan and in consideration thereof, Guarantor has agreed to execute and deliver to Lender this Guaranty.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower and to extend such additional credit as Lender may from time to time agree to extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

Section 1.1             Guaranty of Obligation.  Guarantor hereby jointly and severally unconditionally and irrevocably guarantees to the Lender the following obligations (the “Guaranteed Obligations”):

(a)           The due and punctual payment in full (and not merely the collectibility) of the aggregate principal sum of the Loan, as set forth in the Note and the other Loan Documents and all interest accruing thereon, including default interest, late charge, exit fees and prepayment premiums or fees, in each case when due and payable, whether on any installment payment date or at the stated or accelerated maturity, all in accordance with the provisions of the Note, the Loan Agreement and the other Loan Documents;

(b)           The due and punctual payment in full (and not merely the collectibility) of each other sum or charge which at any time becomes due and payable in accordance with the provisions of the Note, the Loan Agreement and any of the other Loan Documents;

(c)           The due and punctual performance of all of the Borrower’s other obligations under the provisions of the Note, the Loan Agreement and the other Loan Documents;

(d)           The due and punctual payment in full of all sums advanced, including all Additional Advances, and costs and expenses incurred by Lender in connection with the Loan or any part thereof, any renewal, extension or change of or substitution for the Loan or any part thereof, whether made or incurred by Borrower or Lender;

(e)           The due and punctual performance (and not merely the collectibility) of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document; and

(f)            The due and punctual payment in full (and not merely the collectibility) of any and all losses, costs, damages or expenses incurred by Lender and arising out of any default by Guarantor in performing any of its obligations hereunder or any default by Borrower in performing any of its obligations under the Note, the Loan Agreement or any other Loan Document, regardless of whether such losses, damages or expenses are expressly provided for in the provisions thereof, or are then otherwise allowable by law.

If Borrower fails duly and punctually to pay any of such principal sum, any interest accruing thereon, any other such sum or charge including, without limitation, late charges and prepayment premiums, or any such loss, damages or expenses, Guarantor shall jointly and severally forthwith pay the same, together with interest thereon from the date on which payment thereof by the Borrower became due at the default rate of interest provided in the Loan Agreement.

Section 1.2             Nature of Guaranty.  This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection.  This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor.  The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations.  This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.  Notwithstanding the foregoing or any other provision of this Guaranty, the liability of each Guarantor individually with respect to the Guaranteed Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., or any comparable provisions of any applicable state law.

Section 1.3             Guaranteed Obligations Not Reduced by Offset.  The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other party against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4             Payment By Guarantor.  If all or any part of the Guaranteed Obligations shall not be punctually paid when incurred or when due, as applicable, whether at demand, maturity, acceleration or otherwise, and after the expiration of any applicable cure or grace period under the Loan Agreement, Guarantor shall, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein.  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations.  Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5             No Duty To Pursue Others.  It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6             Waivers.  Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Loan Agreement or any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (v) the occurrence of any breach by Borrower or an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guarantied.

Section 1.7             Payment of Expenses.  In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder.  The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8             Effect of Bankruptcy.  In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

Section 1.9             Waiver of Subrogation, Reimbursement and Contribution.  Notwithstanding anything to the contrary contained in this Guaranty and until the Debt and the Owner Indebtedness (as defined in the Deed of Trust) is paid in full in accordance with the Loan Documents and this Guaranty, (a) Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty and (b) during the occurrence and continuance of an Event of Default, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity to seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

Section 1.10           Borrower.  The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1             Modifications.  Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Loan Agreement, the other Loan Documents, the Deed of Trust, or any other document, instrument, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.

Section 2.2             Adjustment.  Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

Section 2.3             Condition of Borrower or Guarantor.  The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

Section 2.4             Invalidity of Guaranteed Obligations.  The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Deed of Trust, the Loan Agreement, this Guaranty, the other Loan Documents or the other Security Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Loan Agreement, any of the other Loan Documents or any of the other Security Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Section 2.5             Release of Obligors.  Any full or partial release of the liability of Borrower on the Guaranteed Obligations or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

Section 2.6             Other Collateral.  The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7             Release of Collateral.  Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 2.8             Care and Diligence.  The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

Section 2.9             Unenforceability.  The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations.

Section 2.10           Offset.  The Guaranteed Obligations and the liabilities and obligations of the Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.11           Merger.  The reorganization, merger or consolidation of Borrower into or with any other Person.

Section 2.12           Preference.  Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

Section 2.13           Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Loan Documents or the Security Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and the Security Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

Section 3.1             Benefit.  Guarantor is the indirect owner of the general partner of Borrower and owns a majority limited partnership interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.  Guarantor has received reasonably equivalent value in exchange for the making of this Guaranty.

Section 3.2             Familiarity and Reliance.  Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3             No Representation By Lender.  Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

Section 3.4             Guarantor’s Financial Condition.  As of the date hereof, and immediately after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is and will be solvent and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

Section 3.5             Legality.  The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor.  This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6             Survival.  All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1             Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.  The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations.  While any Event of Default is continuing, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims and Guarantor shall not at any time during the term of the Loan bring any action or proceeding against Borrower to enforce Guarantor’s rights to Guarantor Claims.  Notwithstanding anything contained herein to the contrary, the provisions of this Section 4.1 shall not restrict Guarantor’s rights to pay corporate salaries after Borrower remits sums necessary for Guarantor to do so in the standard operating procedures of Borrower and Guarantor.

Section 4.2             Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.  Guarantor hereby assigns such dividends and payments to Lender.  Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the

Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims. Until such time as the Debt is repaid in full, in any case commenced by or against Borrower or any of the limited partners or the general partner of Borrower under Chapter 11 of the Bankruptcy Code or any similar provision thereof or any similar federal or state statute, Lender shall have the exclusive right to exercise any voting rights in respect of Guarantor Claims and Guarantor shall not have the right to, and may not, vote the same; this shall be deemed a present assignment of Guarantor Claims and the right to vote the same.

Section 4.3             Payments Held in Trust.  In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

Section 4.4             Liens Subordinate.  Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach.  Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE V

MISCELLANEOUS

Section 5.1             Waiver.  No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of Lender hereunder shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 5.2             Notices.  All notices given hereunder shall be in writing and shall be either hand delivered or mailed, by registered U.S. mail, Return Receipt Requested, first class postage prepaid, to the parties at their respective addresses below or at such other address for any party as such party may designate by notice to the other parties hereto:

If to Lender:	Wachovia Bank, National Association
One Wachovia Center
301 South College Street, NC0172
Charlotte, NC 28288
Attention: Rex Rudy

with a copy to:	Cadwalader, Wickersham & Taft LLP
227 West Trade Street
Suite 2400
Charlotte, North Carolina 28202
Attention: Richard Madden, Esq.

If to Guarantor:	c/o GMH Communities, LP
10 Campus Boulevard
Newtown Square, PA 19073
Attention: Joseph Macchione
Facsimile No.: 610-355-8480

with a copy to:	Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Michael J. Pedrick
Facsimile No.: 215-963-5001

Section 5.3             Governing Law; Submission to Jurisdiction.  This Guaranty shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.  Any legal suit, action or proceeding against Lender or Guarantor arising out of or relating to this Guaranty may at Lender’s option be instituted in any Federal or State court in the City of New York, County of New York, pursuant to Section 5-1402 of the New York General Obligations Law and Guarantor waives any objections which it may now or hereafter have based on venue and/or forum non conveniens of any such suit, action or proceeding, and Guarantor hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.  Guarantor does hereby designate and appoint:

Capital Services, Inc.
40 Colvin Avenue, Suite 200
Albany, NY 12206

as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any Federal or State court in New York, New York, and agrees that service of process upon said agent at said address and written notice of said service mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding in the State of New York.

Section 5.4             Invalid Provisions.  If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 5.5             Amendments.  This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

Section 5.6             Parties Bound; Assignment; Joint and Several.  This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.  If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

Section 5.7             Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 5.8             Recitals.  The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 5.9             Counterparts.  To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 5.10           Rights and Remedies.  If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor.  The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 5.11           Other Defined Terms.  Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

Section 5.12         Entirety.  THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

Section 5.13         Waiver of Right To Trial By Jury.  GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE MORTGAGE, THE LOAN AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

Section 5.14           Cooperation.  Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note, the Deed of Trust, Security Documents and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note, the Deed of Trust, Security Documents and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction”).  Guarantor shall reasonably cooperate with Lender in effecting any such Secondary Market Transaction and shall reasonably cooperate to implement all requirements imposed by any Rating involved in any Secondary Market Transaction.  Guarantor shall make available to Lender all non-confidential, non-proprietary information and documents concerning its business and operations that Lender may reasonably request.  Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan, the Deed of Trust, the Security Documents and the Loan Documents or the applicable Secondary Market Transaction.  It is understood that the information provided by Guarantor to Lender may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information.  Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor.  Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

Section 5.15           Reinstatement in Certain Circumstances.  If at any time any payment of the principal of or interest under the Note or the Indemnity Guaranty or any other amount payable by the Borrower or Guarantor under the Loan Documents or the Security Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be immediately reinstated as though such payment has been due but not made at such time.

Section 5.16           Joint and Several Liability.  If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

[SIGNATURE PAGES IMMEDIATELY FOLLOW]

This GUARANTY is executed as of the day and year first above written.

GUARANTOR:

GMH COMMUNITIES TRUST, a Maryland real estate investment trust

By:	/s/ Joseph M. Macchione
Name: Joseph M. Macchione
Title: EVP & General Counsel